UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 13, 2007

AMERICAN PACIFIC CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	1-8137	59-6490478

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada (Address of Principal Executive Offices)	89169 (Zip Code)
Registrant’s telephone number, including area code: (702) 735-2200

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     (a) On April 13, 2007, American Pacific Corporation (the “Company”) delivered a notice to its directors and executive officers informing them of a trading blackout commencing immediately through April 20, 2007, as a result of the delayed filing of the Fiscal 2006 Annual Report on Form 11-K for each of the American Pacific Corporation 401(k) Plan and the Ampac Fine Chemicals LLC Bargaining Unit 401(k) Plan. This current report on Form 8-K is notice to the Commission of the blackout period under Rule 104 of Regulation BTR. The Company provided notice of the blackout period to all affected directors and executive officers in the form of a memorandum that was distributed on April 13, 2007. A copy of this notice is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Notice to Executive Officers and Directors, dated April 13, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation
Date: April 13, 2007	By:	/s/ Dana M. Kelley
Dana M. Kelley
Vice President, CFO & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice to Executive Officers and Directors, dated April 13, 2007